Exhibit 99.1

SRI/SURGICAL EXPRESS, INC.

2004 STOCK COMPENSATION PLAN

NOTICE OF RESTRICTED STOCK GRANT AND

STOCK RESTRICTION AGREEMENT

             Shares

Date of Grant:

TO:

To enhance your interest in the sustained success and profitability of the Company, you have been granted              shares of the Company’s common stock, $.001 par value, subject to all the following terms and conditions:

1. Definitions. As used in this Agreement, the capitalized terms defined below have the respective meanings ascribed to them:

“Administrative Committee” means the committee appointed by the Company’s Board of Directors to administer the Plan.

“Agreement” means this Notice of Restricted Stock Grant and Stock Restriction Agreement, as originally executed by you and the Company, and as subsequently amended or modified in accordance with its terms and the terms of the Plan.

“Company” means SRI/Surgical Express, Inc., a Florida corporation.

“Date of Grant” means the date as of which the Administrative Committee authorized the grant of Restricted Stock to you, as stated in the heading of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

“Plan” means the SRI/Surgical Express, Inc. 2004 Stock Compensation Plan that was adopted by the Board of Directors of the Company on March 26, 2004 and by the Shareholders of the Company on May 19, 2004, a copy of which is attached as Appendix “B” to this Agreement.

“Restricted Stock” means the Shares granted to you pursuant to this Agreement that remain subject to the Restrictions, as determined in accordance with Section 8 of this Agreement.

“Restrictions” means the limitations on transfer set forth in Section 4 of this Agreement and the risk of forfeiture set forth in Section 5 of this Agreement.

“Shares” means shares of the Company’s common stock, $.001 par value.

2. Incorporation of Plan. The grant contemplated by this Agreement is subject to your acceptance of this Agreement and all the terms and conditions of this Agreement and the Plan, which are incorporated by reference in this Agreement, to the extent the terms and conditions of the Plan are not inconsistent with the terms and conditions of this Agreement.

3. Revocation. The grant of Restricted Stock and all Shares covered by this Agreement will be revoked automatically without further action or notice if you do not accept this Agreement (by signing it and returning it to the Company) within 30 days following the date when you are given written notice of the award of Restricted Stock.

4. Transfer Restrictions of Restricted Stock. You are prohibited from transferring (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) any Shares of Restricted Stock, any interest in Shares of Restricted Stock and any rights under this Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer will be invalid and ineffective as to the Company. In addition, the Shares of Restricted Stock and your rights under this Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel all Shares of Restricted Stock by notice to you, if you attempt to make a prohibited transfer, or if any Shares of Restricted Stock, any interest in them, or any right under this Agreement becomes subject to a lien, levy, attachment, execution, or similar process.

5. Forfeiture of Restricted Stock. Except as otherwise provided in the Plan, if your employment with the Company is terminated either by you or the Company for any reason, all of your Shares of Restricted Stock as of the date of your termination shall be completely forfeited by you without any further action by you or the Company or the payment of any consideration by the Company to you or your executor, administrator, personal representative, guardian or heirs, and neither you nor your executor, administrator, personal representative, guardian or heirs shall have any further rights or title in or to such forfeited Shares of Restricted Stock or the benefits of ownership thereof. The Administrative Committee shall decide to what extent bona fide leaves of absence for illness, temporary disability, military or governmental service, or other reasons will constitute a termination of employment that results in forfeiture of your Shares of Restricted Stock.

6. Certificates for Shares of Restricted Stock. Certificates for Shares of Restricted Stock shall be registered in your name and constitute issued and outstanding Shares for all corporate purposes as of the Date of Grant, but such certificates shall be delivered to and held by the Secretary of the Company until the Restrictions terminate, at which time the Company shall cause a new certificate representing the Shares with respect to which the Restrictions have terminated to be delivered to you, and a certificate representing the remaining Shares of Restricted Stock to continue to be held by the Secretary of the Company.

7. Other Rights. Except for the Restrictions and the other restrictions and limitations expressly set forth in this Agreement, you will have all other rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to vote and receive all dividends and distributions with respect to the Shares of Restricted Stock; provided, however, that if any dividends are paid in Shares, such Shares shall be subject to the same Restrictions and other limitations and for the same period as the Shares of Restricted Stock with respect to which they were distributed.

8. Termination of Restrictions. The Restrictions as to Shares covered by this Agreement shall terminate, and such Shares shall cease to be Restricted Stock pursuant to this Agreement, in serial increments of 20% for each year that elapses from and after the Date of Grant, as follows:

	Percent of Shares for Which Restrictions have Terminated
Date	Per Year	Cumulatively
	20%	20%
	20%	40%
	20%	60%
	20%	80%
	20%	100%

In addition, all Restrictions on your Shares of Restricted Stock shall terminate, and such Shares shall cease to be Restricted Stock pursuant to this Agreement immediately upon the occurrence of a “Change in Control” event described in Section 6.2(a) of the Plan, but subject to the right of the Board of Directors to elect for different treatment as set forth in Sections 6.2(a) and (b) of the Plan.

Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company may condition the termination of Restrictions on Shares of Restricted Stock on your making appropriate arrangements with the Company to (a) provide for the withholding or payment of any taxes required to be withheld or paid by the Company by federal, state or local law with respect to such termination, or (b) otherwise comply with requirements imposed by the Company pursuant to Section 6.3 of the Plan.

9. No Expanded Rights. The award of Restricted Stock to you does not create or extend any right for you to continue to serve as an officer, employee or director of the Company or any of its subsidiaries, to participate in any other stock option or employee benefit plan of the Company, or to receive the same benefits as any other employee; nor does it restrict in any way the right of the Company or any of its subsidiaries to terminate at any time (a) your employment with it either at will or as provided in any written employment agreement between you and the Company, and (b) your service as a director of the Company, in accordance with the Company’s certificate of incorporation, bylaws and applicable law.

10. Representations and Warranties. By accepting this Agreement, you represent and warrant to the Company the following:

(a) You are accepting the Shares of Restricted Stock solely for your own account, as principal, without a view to, and not for resale in connection with, any distribution or underwriting of the Shares of Restricted Stock or any other Shares, and you are not participating, directly or indirectly, in any distribution or underwriting of the Shares of Restricted Stock or any other Shares. You are not acquiring the Shares of Restricted Stock pursuant to it, as an agent, nominee, or representative for the account or benefit of another person or entity, and you have not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of Shares of Restricted Stock subject to another person or entity.

(b) You understand that (i) no state or federal agency has passed upon the Shares of Restricted Stock or made any finding or determination as to the fairness of the Shares of Restricted Stock as an investment, (ii) the Shares of Restricted Stock have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state securities law, (iii) the Shares of Restricted Stock can be offered for sale, sold, assigned, foreclosed or otherwise transferred only if the transaction is registered under those laws or qualifies for an available exemption from registration under those laws, and (iv) the Company has not agreed, and is not obligated to register any resale or other transfer of any of the Shares of Restricted Stock under the Securities Act of 1933, as amended, or any state securities law, or to take any action to enable you to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of the Shares of Restricted Stock.

(c) You have received from the Company and carefully read a Plan Summary pertaining to the Plan and all the other documents described on Appendix “A” to this Agreement.

11. Holdback Agreement and Additional Restrictions on Transfer. Upon receipt of certificates evidencing Shares with respect to which the Restrictions have terminated, you agree to the following restrictions: (a) if the Company initiates a public offering of Shares, you agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 or any successor provision of the Securities Act of 1933, as amended, of any Shares during the 120 day period beginning on the closing date of the offering; (b) for so long as you are an employee of the Company, you agree not to sell any Shares at a time when applicable laws or the Company’s policies prohibit a sale; and (c) if so requested by the Company, you agree to hold such Shares for investment and not with a view of resale or distribution to the public and to deliver a written statement to that effect satisfactory to the Company.

12. Notices. Every notice, demand, consent, approval, and other communication required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is received or requested by the sender) and addressed, if to you, at your address set forth below and, if to the Company, at 12425 Racetrack Road, Tampa, Florida 33626, Attention: Chief Financial Officer, or at any other address that either party has previously designated by notice given to the other party in accordance with this provision. A validly given notice, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States mail. You shall notify the Company of any change in your mailing address that is listed in this Agreement.

13. Power of Attorney; Further Assurances. You irrevocably constitute and appoint the Secretary of the Company, with full power of substitution in the premises, as your due and lawful attorney in fact (a) to transfer any Shares of Restricted Stock forfeited, revoked or cancelled pursuant to the terms of this Agreement on the books of the Company, and (b) take such other actions and execute such assignments, conveyances, transfers and other documents in your name and on your behalf as may be necessary or appropriate to effect such forfeiture, revocation, cancellation or any other provisions of this Agreement. You further irrevocably authorize the Company to direct its transfer agent to make appropriate entries in its records showing the cancellation of the certificate or certificates for such Shares and to return the Shares represented thereby to the Company’s treasury or authorized and unissued capital stock, as directed by the Company. Nevertheless, you agree to make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be requested by the Company for the purposes of effecting the terms and provisions of this Agreement.

14. Legal Proceedings. The parties (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulate that the proper exclusive and convenient venue for any legal proceeding arising out of this Agreement or the Restricted Stock is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. YOU KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES YOUR RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND THE COMPANY WITH RESPECT TO THIS AGREEMENT OR THE RESTRICTED STOCK. In any legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs and expenses of all agents, experts, attorneys, witnesses, arbitrators, and supersedeas bonds, whether incurred before or after demand or commencement of legal proceedings, and whether incurred pursuant to a trial, appellate mediation, arbitration, bankruptcy, administrative or judgment execution proceedings.

15. Miscellaneous. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with the laws of other jurisdictions. A waiver, amendment, modification, or cancellation of this Agreement will be valid and effective only if it is in writing and executed by you and the Company. By signing this Agreement, you accept the grant of the Shares of Restricted Stock and the terms and conditions of this Agreement, acknowledge receipt of copies of the Plan and the disclosure documents described on Appendix “A,” and warrant that you are free to enter into this Agreement and do not have any legal obligations that are inconsistent with this Agreement. The Plan and this Agreement record the final, complete, and exclusive understanding between you and the Company with respect to the Shares of Restricted Stock and supersede any prior or contemporaneous agreement, representation, or understanding, oral or written, by you or the Company. This Agreement is binding on your heirs, guardian, and personal representative and is binding on, and inures to the benefit of, the Company’s assignees and successors.

SRI/SURGICAL EXPRESS, INC.

By:
Name:
Title:

ACCEPTANCE OF NOTICE OF RESTRICTED STOCK GRANT

AND STOCK RESTRICTION AGREEMENT

I have carefully read the foregoing Grant of Restricted Stock and Stock Restriction Agreement, all the disclosure documents described on Appendix “A” to the Agreement, and the accompanying copy of the Plan. I accept the Restricted Stock granted to me pursuant to the Agreement and agree to be bound by all the terms and conditions of the Plan and the Agreement.

EXECUTED: as of

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